EXHIBIT 10.15

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

OF

C&F FINANCIAL CORPORATION

The following are the base salaries (on an annual basis) in effect as of January 1, 2007 of the named executive officers of C&F Financial Corporation:

Larry G. Dillon	$238,000
Chairman and Chief Executive Officer

Thomas F. Cherry	$175,000
Executive Vice President and Chief Financial Officer

Robert L. Bryant	$175,000
Executive Vice President and Chief Operating Officer

Bryan E. McKernon	$195,000
President and Chief Executive Officer of C&F Mortgage Corporation